EXHIBIT (10)
                                ------------

                             Material Contracts
                      Executive Employment Agreement
                             with Merle Helsel


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                        EXECUTIVE EMPLOYMENT AGREEMENT
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     THIS AGREEMENT is made as of the 2nd day of January, 1998, between First
American National Bank of Pennsylvania, a Pennsylvania banking institution (the "Bank"), Cardinal Bancorp, Inc., a Pennsylvania business corporation (the "Corporation") and Merle Helsel, an adult individual (the "Executive").

     WHEREAS, the Bank is a subsidiary of the Corporation; and

     WHEREAS, the Corporation desires to employ the Executive as President and Chief Executive Officer and the Bank desires to employ the Executive as its President and Chief Executive Officer both under the terms and conditions set forth herein; and

     WHEREAS, the Executive desires to serve the Corporation and Bank in an executive capacity under the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

1.  TERMS OF EMPLOYMENT.  The Corporation and Bank hereby shall employ
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the Executive and the Executive hereby accepts employment with the Corporation and Bank for a term of three (3) years beginning on January 2, 1998, and ending on January 1, 2001, subject, however, to prior termination of this Agreement as set forth below.

2.     POSITION AND DUTIES.  The Executive shall serve as the President
       --------------------
and Chief Executive Officer of the Corporation and Bank and a member of the Board of Directors of the Corporation and Bank, reporting only to the Board of Directors of the Corporation and Bank and shall have supervision and control over, and responsibility for, the general management and operation of the Corporation and Bank, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Corporation and Bank, provided that such powers and duties are consistent with the Executive's position as the Chief Executive Officer in charge of the general management of the Corporation and Bank.

3.     ENGAGEMENT IN OTHER EMPLOYMENT.   The Executive shall not engage
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in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Corporation or Bank, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Corporation or Bank.

4.     COMPENSATION.
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(a)  ANNUAL DIRECT SALARY:  As compensation for services
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rendered the Corporation and Bank under this Agreement,


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the Executive shall be entitled to receive from the Bank an annual direct salary of Eighty-five Thousand ($85,000) Dollars per year, (the "Annual Direct Salary") payable in substantially equal bi-monthly installments (or such other intervals, consistent with the Bank's payroll policy) prorated for any partial
employment period.   The Annual Direct Salary shall be reviewed annually, no
later than November 30 of the then calendar year and shall be subject to such annual change (but not reduced below $85,000 without the Executive's written consent, except in cases of national financial depression or emergency when compensation reduction has been implemented by the Board of Directors for the Bank's senior management) as may be set by the Board of Directors of the Corporation and Bank taking into account the position and duties of the Executive and the performance of the Corporation and Bank under the Executive's leadership.

(b)    BONUS.  The Board of Directors of the Corporation and Bank in its sole
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discretion may provide for payment of a periodic bonus to the Executive in such an amount or nature as it may deem appropriate to provide incentive to the Executive and to reward the Executive for his performance.

5.     FRINGE BENEFITS, VACATION, EXPENSES, AND PERQUISITES.
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(a)    EMPLOYEE BENEFIT PLANS.  The Executive shall be entitled to participate
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in or receive benefits under all Bank employment benefit plans including, but not limited to, any pension plan, profit-sharing plan, savings plan, life insurance plan or disability insurance plan as made available by the Bank to its employees, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements.

(b)    VACATION, HOLIDAYS, SICK DAYS AND PERSONAL DAYS.  The Executive shall
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be entitled to the number of paid vacation days in each calendar year determined by the Corporation and/or the Bank from time to time for its senior executive officers. The Executive shall also be entitled to all paid holidays, sick days and personal days given by the Corporation and/or the Bank to its employees.

(c)    BUSINESS EXPENSES.  During the term of his employment hereunder, the
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Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Board of Directors of the Corporation and/or the Bank for its senior executive officers.

(d)    AUTOMOBILE.  The Executive shall be entitled to the use of a Bank
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purchased or leased automobile as may be


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agreed upon by the Board of Directors of the Corporation and/or the Bank and
the Executive. The Executive shall also be entitled to reimbursement for all operating expenses of the automobile, including, but not limited to, oil, gasoline, maintenance, repairs and insurance. The use of said automobile shall be limited to the Executive, his spouse, authorized Bank personnel, or designated driver in the event of an emergency.

6.     POSITIONS.  The Executive agrees to serve as a director on the Board
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of Directors of the Corporation or Bank and, if elected or appointed thereto, in one or more offices of the Corporation or Bank, and/or in one or more offices or as a director of any of the Corporation's and/or Bank's subsidiaries. The Executive shall be entitled to receive additional compensation for the duties described in this paragraph, consistent with the Bank's and/or the Corporation's policies regarding compensation of its Board of Directors and officers.

7.     LIABILITY INSURANCE.  The Bank and/or the Corporation shall use its
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best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of the Bank and Corporation against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require the Bank and/or the Corporation to obtain such insurance, if the Board of Directors of the Bank and/or the Corporation determine that such coverage cannot be obtained at a reasonable price.

8.     UNAUTHORIZED DISCLOSURE.  During the term of his employment hereunder,
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or at any later time, the Executive shall not, without the written consent of the Board of Directors of the Corporation or Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of the Corporation or Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Corporation or Bank, any material confidential information obtained by him while in the employ of the Corporation or Bank with respect to any of the Corporation or Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be materially damaging to the Corporation or Bank provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Corporation or Bank or any information that must be disclosed as required by law.


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9.     RESTRICTIVE COVENANT.  The Executive covenants and agrees that the
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Executive shall not directly or indirectly, within the marketing area of the
Bank and/or the Corporation (defined as an area within ten (10) miles of any branch location of the Bank), enter into or engage generally in direct or indirect competition with the Corporation or Bank or any subsidiary of the Corporation, either as an individual on his own or as a partner or joint venturer, or as a director, officer, shareholder, employee, agent, independent contractor, lessor or creditor of or for any person, for a period of one (1) year after the date of termination of his employment. The existence of any claim or cause of action of the Executive against the Corporation or Bank, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation or Bank of this covenant. The Executive agrees that any breach of the restrictions set forth in this paragraph or paragraph 8 will result in irreparable injury to the Corporation or Bank for which it shall have no adequate remedy at law and the Corporation or Bank shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

10.    TERMINATION.
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(a)  Death.  The Executive's employment hereunder shall terminate upon his
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death.

(b)  Disability.  If the Executive becomes disabled because of sickness,
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physical or mental disability, or any other reason, the Corporation or Bank shall have the option to terminate this Agreement by giving written notice of termination to the Executive. Executive shall be deemed to have become "disabled" only in the event and at such time as he qualifies (after expiration of any applicable waiting period) to receive benefits for total disability under the employee disability insurance benefit plan referred to in paragraph 5(a) above.

(c)  Cause.  The Corporation may terminate the Executive's employment
     ------
hereunder for Cause. As used in this Agreement, the Corporation shall have Cause to terminate the Executive's employment hereunder upon: (1) the willful failure by the Executive to substantially perform his duties hereunder after notice from the Corporation and a failure to cure such violation within thirty
(30) days of said notice; (2) the willful engaging by the Executive in misconduct injurious to the Corporation or Bank; (3) the willful violation by the Executive of the provisions of

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Paragraph 3 or 8 hereof after notice from the Corporation and/or Bank and a failure to cure such violation within thirty (30) days of said notice, or if said violation cannot be cured within thirty (30) days, within a reasonable time thereafter unless the Executive is diligently attempting to cure the violation; (4) the dishonesty or gross negligence of the Executive in the performance of his duties; (5) the breach of Executive's fiduciary duty involving personal profit; (6) the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority any of which materially jeopardizes the business of the Corporation or Bank; (7) conduct on the part of Executive which brings public discredit to the Corporation or Bank; or (8) the Executive's failure to either be elected or to serve as a member of the Board of Directors of the Corporation after having been nominated by the Board of Directors unless such nomination is inconsistent with the duties of the Directors or the terms of this Agreement.

(d)  Termination by Executive.  The Executive may terminate his employment
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hereunder if (1) his health should become impaired to an extent that it makes continued performance of his duties hereunder hazardous to his physical or mental health or his life, or (2) for Good Reason. The term "Good Reason": shall mean (i) any assignment to the Executive, without his consent, of any duties other than those contemplated by, or any limitation of the powers of the Executive not contemplated by, paragraphs 2 and 6 hereof, or (ii) any removal of the Executive from (other than as a result of his regulatory removal or failure to be re-elected on the Corporation and Bank's Boards of Directors) any of the positions indicated in paragraph 2 hereof, except in connection with termination of the Executive's employment for Cause, or (iii) failure of the Bank to comply with paragraph 5 hereof, or (iv) any Change of Control (as defined herein); all after notice from the Executive to the Corporation and Bank that such action or limitation of the Bank or Corporation constitutes Good Reason and the failure to cure such situation within thirty
(30) days of said notice, or if said situation cannot be cured within thirty
(30) days, within a reasonable time thereafter if a diligent effort is being made by the Corporation and/or the Bank to cure such situation.

11.  PAYMENTS UPON TERMINATION.
     --------------------------

(a) If the Executive's employment shall be terminated because of death, disability or for Cause, the Bank shall pay the Executive or his fiduciary his full Annual Direct Salary through the date of termination at the rate in effect at the time of termination and


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the Corporation and Bank shall have no further obligation to the Executive under this Agreement.

(b) If the Executive's employment is terminated by the Corporation or Bank (other than pursuant to paragraphs 10(a) "Death"or 10(b)"Disability" or 10(c)"Cause" hereof), then the Bank shall pay the Executive his full Annual Direct Salary from the date of termination through the last day of the term of this Agreement or an amount equal to his current Annual Direct Salary, whichever is greater. If the Executive shall terminate his employment for Good Reason, other than a Change of Control as defined herein, then the Bank shall pay the Executive an amount equal to his Annual Direct Salary.

(c) If the Executive shall terminate his employment for Good Reason, as defined in paragraph 10(d)(iv), constituting a Change of Control, then the Executive shall be entitled to receive from the Corporation and/or the Bank a lump sum payment equal to the highest annual compensation, including cash bonuses, during the three year period ending on the date of termination, for the period of time left in the term. The Bank shall also maintain in full force and effect, for the continued benefit of the Executive for an equivalent period, all employee benefit plans and programs to which the Executive was entitled prior to the date of termination, except those under paragraphs 5(b) (but not including accrued vacation days), (c), and (d), if the Executive's continued participation is possible under the general terms and provisions of such plans and programs except that if the Executive's participation in any health, medical, life insurance, or disability plan or program is barred, the Bank shall obtain and pay for, on the Executive's behalf, individual insurance plans, policies or programs which provide to the Executive health, medical, life and disability insurance coverage which is substantially equivalent to the insurance coverage to which the Executive was entitled prior to the date of termination. In the event that:

(i) the aggregate payments or benefits to be made or afforded to the Executive under said paragraph 11(c) would be deemed to include an excess parachute payment under Section 280G of the Internal Revenue Code of 1986 (the" Code") or any successor thereto, and

(ii) if such Payments Upon Termination were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Payments Upon Termination (without such reduction) minus the amount of tax required to be paid by the


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Executive thereon by Section 4999 of the Code, then the Payments Upon
Termination shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Payments Upon Termination provided by the preceding paragraph of this Section shall be determined by the Executive.

(d) In the event the Executive serves the full term of this Agreement, and the Bank or Corporation do not offer to renew this Agreement, the Executive shall not be entitled to any severance allowance whatsoever and the Corporation and Bank shall have no further obligations to the Executive under this Agreement.

12.  DAMAGES FOR BREACH OF CONTRACT.  In the event of a breach of this
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Agreement by either the Corporation, Bank or the Executive resulting in damages to another party to this Agreement, that party may recover from the party breaching the Agreement only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney's fees or costs.

13.  DEFINITION OF CHANGE OF CONTROL.  For purposes of this Agreement, the
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term "Change of Control" shall mean:  A change in control (other than one occurring by reason of an acquisition of the Corporation by Executive) of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") if Corporation were subject to the Exchange Act reporting requirements; provided that, without limiting the foregoing, such a change in control shall be deemed to have occurred if;

(a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities, or

(b) during any period of two consecutive years during the term of Executive's employment under this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.


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14.  DEFINITION OF DATE OF CHANGE OF CONTROL.  For purposes of this Agreement,
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the date of Change of Control shall mean:

(a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of twenty-five percent (25%) or more of the Corporation's voting securities, or

(b) the date of the transfer of all or substantially all of the Bank or Corporation's assets, or

(c) the date on which a merger, consolidation or combination is consummated, as applicable, or

(d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank or Corporation under paragraph 13(b) above, ceased to be a majority.

15.  NOTICE.  For the purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:    Merle W. Helsel
                               R. D. 1, Box 122A
                               New Enterprise
                               Pennsylvania  16664-9718


       If to the Bank:         Clyde R. Morris
                               Chairman of the Board


                               First American National Bank of
                               Pennsylvania
                               140 East Main Street
                               P. O. Box 327
                               Everett, Pennsylvania 15537-1258


       If to the Corporation:  Clyde R. Morris
                               Chairman of the Board
                               Cardinal Bancorp, Inc.
                               140 East Main Street
                               P. O. Box 327
                               Everett, Pennsylvania 15537-1258

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

16.  SUCCESSORS.  This Agreement shall inure to the benefit of and be binding
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upon the Executive, his personal representatives, heirs or assigns and to the
Bank and/or the Corporation and any successors or assigns.

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17.  SEVERABILITY.  If any provision of this Agreement is declared
     -------------
unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

18.  AMENDMENT.  This Agreement may be amended or canceled only by mutual
     ----------
agreement of the parties in writing.

19.  PAYMENT OF MONEY DUE DECEASED EXECUTIVE.  In the event of Executive's
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death, any moneys that may be due him from the Bank under this Agreement as of the date of death shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation to his estate.

20.  LAW GOVERNING.  This Agreement shall be governed by and construed in
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accordance with the laws of the Commonwealth of Pennsylvania.

21.  ENTIRE AGREEMENT.  This Agreement supersedes any and all agreements,
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either oral or in writing, between the parties with respect to the employment of the Executive by the Corporation and Bank, and this Agreement contains all the covenants and agreements between the parties with respect to the employment.


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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Corporation and Bank, by its authorized representatives the day and year above mentioned.





ATTEST:                             FIRST AMERICAN NATIONAL BANK
                                    OF PENNSYLVANIA


/s/ William B. Zimmerman           By: /s/ Clyde R. Morris
-----------------------------      ------------------------------
William B. Zimmerman               Clyde R. Morris
Secretary                          Chairman of the Board





ATTEST:                            CARDINAL BANCORP, INC.


/s/ William B. Zimmerman          By: /s/ Clyde R. Morris
-----------------------------     -------------------------------
William B. Zimmerman              Clyde R. Morris
Secretary                         Chairman of the Board




WITNESS:

                                   /s/ Merle W. Helsel
-----------------------------     -------------------------------
                                  Merle Helsel